                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "AGREEMENT"), is made as of April 1, 2006 (the
"EFFECTIVE DATE") by and between:

VION PHARMACEUTICALS, INC.       a Delaware corporation, having a place of
                                 business located at 4 Science Park, New Haven,
                                 Connecticut, Telephone (203) 498-4210,
                                 Telecopier (203) 498-4211

                                                (hereinafter, the "COMPANY") and

T W DOYLE CONSULTING INC.        a Connecticut corporation, having a place of
                                 business located at 5 Wellsweep Lane,
                                 Killingworth CT 06419-1384, Telephone (860)
                                 663-2342

                                                          (hereinafter, "TWDC").

WHEREAS TWDC is willing to provide the Company with consulting services pursuant to the terms of this Agreement and Company is willing to receive such services.

NOW, THEREFORE, TWDC and the Company hereby agree as follows:

1.   Consulting Services.

     (a) Description of Services. The Company hereby contracts with and retains
TWDC to obtain its services as a consultant to the Company to act in such capacities and to perform such services, and at such times, as are reasonably pre-authorized by the Company. TWDC's services hereunder shall be rendered through the services of Terrence Doyle, Ph.D. ("CONSULTANT"). Consultant shall perform certain services to the Company, at the Company's request, to assist in the search, evaluation and institution of discovery and pre-clinical development programs (the "SERVICES") in the field of anti-cancer compounds being pursued by the Company during the term of this agreement (the "COMPANY'S FIELD OF
RESEARCH").

     (b) Availability of the Consultant. TWDC and the Company mutually agree that Consultant shall be available to work on the Company's projects at the discretion of the Company. Travel time incurred by Consultant in connection with travel pre-authorized by the Company shall be deemed time spent on the Company's projects. Travel time incurred by Consultant to and from New Haven county, including to and from the Company's place of business, shall not be billable to the Company. Consultant shall devote his best efforts, consistent with the terms and provisions hereof, to performing the Services.

2.   Term and Expiration.

     (a) Term. The term of this Agreement shall become effective on the
Effective Date, and remain in effect until March 31, 2008, subject to earlier termination as provided herein. The term of this Agreement may be renewed by mutual consent of both parties for one additional year by written amendment.

     (b) Termination. Notwithstanding Paragraph 2(a), either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other. In addition, if Consultant's employment with TWDC is terminated for any reason, including physical or mental disability or death, TWDC shall notify the
Company of such termination and this Agreement shall terminate immediately effective upon termination of Consultant's employment.

     (c) Payment upon Termination. Upon termination, the Company shall be obligated to pay, within five (5) days of the effective date of termination, all amounts owing to TWDC for Services completed prior to the termination date and related expenses, if any, in accordance with the provisions of Paragraph 3
(Compensation) hereof.

3.   Compensation.

     (a) Fees. For all services provided hereunder, the Company shall pay TWDC at the rate of $150.00 per hour of services performed by Consultant (the
"FEES"). The hourly fee rate will be reviewed annually and adjusted to reflect any increases or decreases due to inflation as measured by the Consumer Price
Index. Consultant will notify the Company in writing of any such rate adjustment in advance of providing services to be billed at the adjusted rate. TWDC shall send a monthly itemized invoice of time spent by Consultant on the Company's projects to the Company after provision of Services. Invoices and any other written notices shall be sent to the attention of Karen Schmedlin, c/o Vion
Pharmaceuticals, Inc., 4 Science Park, New Haven, CT 06511. Payment shall be due within twelve (12) days of the Company's receipt of such invoice. Payments will be made via wire transfer in U.S. funds.

     (b) Expenses. The Company shall reimburse Consultant for any business and reasonable travel and related expenses incurred by Consultant in connection with the Services to be provided by Consultant at any location other than TWDC's facility, provided that the travel is pre-authorized by the Company, that
Consultant arranges economy airfare through the Company's designated travel agent, and that all such expenses are properly documented using the Company's travel and expense report and supported by receipts.

     (c) Taxes. The parties agree that Consultant is an employee of TWDC and will not be classified or treated as an employee the Company for any purpose.
TWDC shall file, on a timely basis, all income and employment tax returns and make any withholdings and payments required to be made under applicable law with respect to the amounts provided to Consultant as compensation for the services provided hereunder. Neither party, nor such party's directors, officers, employees or agents, shall bind or make any commitment on behalf of the other party.

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4.   Property of the Company.

     (a) Definition. For the purposes of this Agreement, the term "INVENTIONS"
shall mean all discoveries, inventions, improvements, developments, products, processes, procedures, techniques, formulae, works, computer programs, drawings, designs, notes, documents, information and materials, whether or not protectable by copyright, patent or trademark or as a trade secret, made, conceived, developed or reduced to practice by Consultant, alone or with others.

     (b) Ownership; Assignment of Ownership and Confidentiality.

          (i) Proprietary Information and Inventions Agreement. TWDC and the
     Company agree that they are each bound by the terms and conditions of the
     Confidentiality Disclosure Agreement, attached hereto as Schedule A, and that Consultant shall be required to execute same before commencing the
     Services.

          (ii) Ownership. TWDC acknowledges and agrees that the Company shall have the sole right to any and all right, title and interest in and to all
     Inventions related to the Company's Field of Research including but not limited to, all copyrights, patent rights, trade secret rights and trademark rights related thereto,

          (iii) Assignment. Any and all right, title and interest in and to all
     Inventions, including but not limited to, all copyrights, patent rights, trade secret rights and trademark rights related thereto, developed in the course of performing Services under this Agreement are the sole property of the Company. Such Inventions conceived or reduced to practice by the consultant shall be, to the extent permitted by law, "works made for hire"
     and TWDC shall assign any and all rights in such Inventions to the Company.
     The Company shall have the sole right to determine the treatment of such
     Inventions, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyrights or trademarks on them in its own name, or to follow any other procedure that the Company deems appropriate.

          (iv) Expenses. The Company shall pay for all expenses in connection with any assignment of Inventions by TWDC in accordance with clause (iii)
     above and any assistance provided by Consultant at the Company's request to protect the Company's rights in any Inventions. Other than such acts as are reasonably required for any assignment of Inventions in accordance with clause (iii) above, TWDC shall not be required to take any legal or other actions for the benefit of the Company.

5. Indemnification. TWDC hereby agrees to indemnify and hold harmless the
Company and its directors, officers, stockholders, agents and employees, from and against all claims, liabilities, losses, damages, and expenses as incurred
(including reasonable legal fees), joint or several (including actions or proceedings in respect thereof) (collectively "Losses"), relating to or arising out of its or Consultant's

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performance of the Services, resulting from TWDC or Consultant's gross negligence, wilful misconduct or bad faith in connection with the Services. The
Company hereby agrees to indemnify and hold harmless TWDC and its directors, officers, stockholders, agents and employees (including Consultant), from and against all Losses, relating to or arising out of the Services or any transaction or matter which is related to the subject matter of the Services, resulting from the Company's gross negligence, wilful misconduct or bad faith in connection with the Services.

6. Solicitation of Employment. During the term of this Agreement and for a period of two (2) years thereafter, (a) TWDC agrees not to solicit or encourage any employee of the Company to leave the Company or to devote less than all of such employee's efforts to the Company and (b) the Company shall not solicit or encourage any employee of TWDC to leave TWDC or to devote less than all of such employee's efforts to TWDC.

7. Survival of Obligations. The obligations of Paragraphs 2(c), 3, 4, 5 and 6 hereof will survive any expiration or earlier termination of this Agreement.

8. Remedies. In the event of any violation of provisions of Paragraphs 4, 5 or 6 hereof, the Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain such breach or threatened breach.

9. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effective if given as follows: (a) upon personal delivery;
(b) three (3) days after deposit in the mail by certified or registered mail
(return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by telecopier, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) as shown above, or to such other address as such party may designate in writing from time to time to the other party.

10. Governing Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, regardless of its or any other jurisdiction's conflicts of laws provisions. If any provision of this Agreement is determined by a court of law to be illegal, invalid or unenforceable, then such provision shall be enforced to the maximum extent possible and the other provisions shall remain in full force and effect.

11. Complete Understanding; Modification. This Agreement (including any exhibits or schedules hereto) constitutes the full and complete understanding of the parties hereto and supersedes all prior understanding and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the parties hereto.

                                      * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VION PHARMACEUTICALS, INC.

By: /s/ Alan Kessman
    ----------------
Name: Alan Kessman
Title: CEO

T W DOYLE CONSULTING INC.

By: /s/ Terrence W. Doyle
    ---------------------
Name: Terrence W. Doyle
Title: President

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                                                                      SCHEDULE A

                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT
                            ------------------------

The following confirms an agreement between Terrence W. Doyle and Vion
Pharmaceuticals, Inc., a Delaware corporation (the "Company"). This agreement is a material part of the consideration for my Consulting Agreement with the
Company:

     1. I recognize that the Company is engaged in a continuous program of research, development and production in cancer treatment. I also recognize that the Company possesses or has rights to information which has commercial value in the Company's business ("Proprietary Information"). For example, Proprietary
Information includes, without limitation, inventions (patentable or otherwise), improvements, business strategies, product ideas, formulas, processes, copyrightable or patentable material, schematics, biological material (including cell lines antibodies, c-DNAs, antisense nucleotides, proteins, vectors, new chemical entities, media, reagents and related materials) and techniques for their handling and use, any other confidential or proprietary information of the
Company, or its customers or clients which I may learn of, or be exposed to, from time to time prior to and during the term of my Consulting Agreement and as a direct consequence of those activities. Specifically excluded is information obtained by me as part of other activities not associated with my consulting activities for Vion

     2. I understand and agree that my Consulting Agreement creates a relationship of confidence and trust between me and the Company with respect to
(i) all Proprietary Information, and (ii) the confidential information of others with which the Company has a business relationship. At all times, both during my
Consulting Agreement with the Company and after its termination, I will keep in confidence and trust all such information, and I will not use or disclose any such information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company or as may be required by law. I understand that should I violate this agreement by disclosing any such Proprietary Information and/or confidential information, the
Company will seek to recover damages by initiating legal action against me and possibly the party or parties to whom I made the disclosure, and will criminally prosecute under the Economic Espionage Act of 1996.

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     3. In addition, I hereby agree as follows:

     (a) All Proprietary Information disclosed to me in consequence of my consulting as defined in this agreement and the Consulting Agreement dated April
1, 2006, shall be the sole property of the Company and its assigns, and the
Company and its assigns shall be the sole owner of all trade secrets, patents, copyrights, and other rights in connection therewith. I hereby assign to the
Company any rights I may have or acquire in such Proprietary Information.

     (b) All documents, records, apparatus, equipment and other physical property whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by me or others in connection with my Consulting
Agreement shall be and remain the sole property of the Company. I shall return to the Company all such materials and property as and when requested by the
Company. Even if the Company does not so request, I shall return all such material and property upon the termination of the Consulting Agreement by me or by the Company for any reason, and I will not take with me any such material or property or any reproduction thereof upon such termination.

     (c) I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, works or authorship, formulas, ideas, processes, techniques, know-how and data, whether or not patentable
(collectively, "Inventions"), made or conceived, reduced to practice or learned by me, either alone or jointly with others, during the term and as a direct consequence of my Consulting during the term of and as defined by this agreement and the Consulting Agreement dated April 1, 2006.

     (d) All Inventions which I conceive, develop or have developed (in whole or in part, either alone or jointly with others) and (i) use or have used equipment, supplies facilities or trade secret information of the Company, or
(ii) use or have used the hours for which I am to be or was compensated by the
Company, or (iii) which relate at the time of conception or reduction to practice thereof to the business of the Company or to its actual or demonstrably anticipated research and development (iv) which result from any work performed by me for the Company shall be the sole property of the Company and its assigns
(and to the fullest extent permitted by law shall be deemed works made for hire), and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the
Company any rights I may have or acquire in such Inventions. I agree that any
Invention required to be disclosed under paragraph (c) above during the term of my Consulting Agreement shall be presumed to have been conceived during the term of my Consulting Agreement with the Company. I understand that I may overcome the presumption by showing that such Invention was conceived after the termination of my Consulting Agreement.

     (e) With respect to Inventions described in paragraph (d) above, I will assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said
Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. This obligation shall survive the termination of my Consulting Agreement, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the

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Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate for any of the foregoing purposes, (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by me.

     (f) So that the Company may be aware of the extent of any other demands upon my time and attention, I will disclose to the Company (such disclosure to be held in confidence by the Company) the nature and scope of any other business activity in which I am or become engaged during the term of my Consulting
Agreement, and I will not engage in any business activity which is related to the Company's business or its actual or demonstrably anticipated research and development.

     (g) I will not now or in the future disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or raiding its employees, disrupting its relationships with customers, agents, vendors, distributors or representatives, or otherwise. During the term of my Consulting
Agreement with the Company and for a period of one year after termination of my
Consulting Agreement, I agree not to solicit any employees of the Company to work for an employer which competes with the Company. I understand that I am not restricted from being employed by or engaged in a competing business after termination of my Consulting Agreement by the Company.

     (h) It is understood that the Consultant will make the Company aware of any academic activities which may be related to the interests of the Company but this agreement will in no way constrain the Consultant's usual and normal academic pursuits.

     4. I represent that my execution of this Agreement, my Consulting Agreement with the Company and my performance of my proposed duties to the Company in the development of its business will not violate any obligation I may have to any present or former employer, including any obligation to keep confidential any proprietary or confidential information of any such employer. I have not entered into, and I will not enter into, any agreement which conflicts with or would, if performed by me, cause me to breach this Agreement.

     5. In the course of performing my duties to the Company, I will not utilize any proprietary or confidential information of any present or former employer.

     6. I agree that this Agreement does not constitute an employment relationship or agreement and that, unless otherwise provided in a written contract signed by both the Company and me, (i) my relationship with the Company is as an independent contractor, and (ii) I shall have the right to terminate my independent contractor relationship,

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and the Company shall have the right to terminate my independent contractor relationship, under the terms and conditions of the Consulting Agreement, with or without cause.

     7. This Agreement shall be effective on the date signed, shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

Dated  March 31, 2006                              Accepted and Agreed to:
                                                   VION PHARMACEUTICALS, INC.

By: /s/ Terrence W. Doyle                          By: /s/ Alan Kessman
    ---------------------                              ----------------
    Terrence W. Doyle                                  Alan Kessman
                                                       CEO

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